Exhibit 99.1
FOR IMMEDIATE RELEASE
Magic Communications, Inc. Appoints Dean Homayouni, Esq., CPA, as its Chief Financial Officer
HENDERSON, NV. – Aug. 9, 2007 – Magic Communications, Inc. (OTCBB: MAGN.OB) today announced the appointment of Dean Homayouni, Esq., CPA, as its new Chief Financial Officer. In his new role, Mr. Homayouni will oversee all of the Company’s financial and accounting matters in support of the Company’s growth strategy. He will also have primary responsibility for accounting matters, including guiding the Company’s compliance with SEC accounting and reporting obligations. Mr. Homayouni replaces Kelly T. Hickel, who had been serving as acting Chief Financial Officer. Mr. Hickel will continue as a member of the Company’s Board of Directors and an advisor to the Company on merger and acquisition matters.
“On behalf of the Magic Board, I am extremely pleased that Dean has joined Magic to serve as the Company’s next Chief Financial Officer,” said Ed Hohman, President of the Company. “He brings a wealth of experience in finance, accounting, mergers and acquisitions, and SEC compliance matters. I am confident in Dean’s ability to help us grow and to create value for our shareholders.”
Mr. Homayouni stated, “I am pleased to have been asked to join the Magic team to assist in implementing its financial and growth strategy. I look forward to working with Magic’s talented employees and the Company’s leadership in creating long-term value.”
Mr. Homayouni, a licensed attorney and Certified Public Accountant in both California and Nevada, has more than 20 years of accounting and financial experience. He previously served as Chief Financial Officer of Silver State Ethanol, Inc., a company organized to a build a 50 million gallon per year ethanol plant to be located in Burley, Idaho. He also served as Director of Finance for Bowne Financial Services, the largest provider of outsourcing services to major U.S. law firms and investment banks. He is a graduate of the University of Pittsburgh, Pittsburgh, PA, with a Bachelor of Arts (cum laude) in Business Administration and of Loyola Law School, Los Angeles.
About Magic Communications, Inc.
Magic Communications, Inc. acquired the business of Post Tension of Nevada (“PTNV”) in a merger completed on April 12, 2007. We now operate our business through PTNV, a Henderson, Nevada based company. We provide post-tension components and systems that reinforce concrete construction for the residential and commercial markets of the western United States. PTNV is 20 years old, and we believe that PTNV is one of the largest domestically owned post tension companies. PTNV provides both full service and freight-on-board components.
Legal Note Regarding Forward Looking Statements
Any statements made in this press release that are not statements of historical facts may constitute “forward-looking statements,” including those concerning the Company’s goals, plans, assumptions or expectations relating to the Company, future acquisitions or development of products and services, and the future growth, earnings or profitability of the Company. Forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ including, but not limited to, the market for residential housing construction in our geographic markets, uncertainties concerning the availability of funds to complete acquisitions, changes in mortgage rates, shortages of raw materials and supplies, our ability to locate, acquire, and integrate other businesses similar to ours, our ability to expand our business into the commercial construction field, and risks associated with our stock being classified as a “penny stock.” Readers are cautioned not to place undue reliance on these forward-

looking statements, which speak only as of the date of this press release. Due to risks and uncertainties, including the risks and uncertainties identified by the Company in its public securities filings, actual events may differ materially from current expectations. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
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For more information, press only:
Kelly T. Hickel
646.652.9912